EXHIBIT 10.1

ACTION BY WRITTEN CONSENT OF DIRECTORS

(Nevada Revised Statutes 78.315(2))

OF

FUNDTHATCOMPANY

A Nevada Corporation

The undersigned, Sole Director of FUNDTHATCOMPANY a Nevada Corporation (the "Corporation") pursuant to the Bylaws of the Corporation and the Nevada Revised Statutes, hereby consents to the following actions of the Corporation as of April 9, 2018.

1. APPOINTMENT OF OFFICERS AND DIRECTORS

RESOLVED: That the Board of Directors hereby accepts the Resignation Letter submitted by Chayut Ardwichai from the offices of President, Chief Executive Officer, Chief Financial Officer, Chairman, Secretary, and Treasurer effective April 9, 2018, and acknowledges that Mr. Ardwichai’s resignation from the Board of Directors is not effective the Company’s transfer agent has finalized the transfer of 43.750,000 shares of common stock from Mr. Ardwichai to Crypto Ventures Capital, Inc., a Florida corporation beneficially owned and controlled by Mr. Yosef Biton.

RESOLVED: That the following individuals were appointed to serve as officers and/or directors:

Yosef Biton	CEO, President, Secretary, Treasurer, Director, Chairman

2. OMNIBUS RESOLUTION

RESOLVED FURTHER, that the foregoing officer of the Corporation, and such persons appointed to act on his behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

This Unanimous Written Consent of the Board of Directors of FUNDTHATCOMPANY may be executed in any number of counterparts and each of such counterparts shall for all purposes constitute one Written Consent, notwithstanding that all directors are not signatories to the same counterpart, effective as of the date first written above. This Unanimous Written Consent may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director.

Dated: April 9, 2018

/s/ Chayut Ardwichai

Chayut Ardwichai, Director